Exhibit 10.1

Silicon Valley Bank

Amendment to Loan Documents

Borrower: eGain Communications Corporation

Date: December 28, 2004

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated October 29, 2004 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Amendment to Credit Limit. The portion of Section 1 of the Schedule, which presently reads as follows:

“1. CREDIT LIMIT (Section 2.1.1): An amount not to exceed

“(a)	the lesser of

“(1) $1,500,000 at any one time outstanding (the ‘Committed Revolving Line’), minus all amounts for services utilized under the Cash Management Services Sublimit, or

“(2) 80% (an ‘Advance Rate’) of the amount of Borrower’s Eligible Accounts (the ‘Borrowing Base’);

“Minus

“(b)	the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and the FX Reserve and minus all amounts for services utilized under the Cash Management Services Sublimit.

“Bank may, from time to time, modify the Advance Rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.”

Silicon Valley Bank	Amendment to Loan Documents

is amended to read as follows:

“1. CREDIT LIMIT (Section 2.1.1): An amount not to exceed

“(a)	the lesser of

“(1) $1,500,000 at any one time outstanding (the ‘Committed Revolving Line’), minus all amounts for services utilized under the Cash Management Services Sublimit, or

“(2) The sum of the following:

“(A)	80% (an ‘Advance Rate’) of the amount of Borrower’s Eligible Accounts (the ‘Borrowing Base’);

“(B)	50% (an ‘Advance Rate’) of an amount equal to (i) Borrower’s unrestricted cash on deposit with Bank, minus (ii) the total outstanding balance of the Obligations;

“Minus

“(b)	the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and the FX Reserve and minus all amounts for services utilized under the Cash Management Services Sublimit.

“Bank may, from time to time, modify the Advance Rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.”

2. Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $250, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

3. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

4. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the

Silicon Valley Bank	Amendment to Loan Documents

parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower: eGain Communications Corporation		Silicon: Silicon Valley Bank
By		By
	President or Vice President	Title

By
Secretary or Ass’t Secretary